Exhibit 99.1

Onto Innovation Completes Strategic Investment in Rigaku

Holdings Corporation

Investment deepens strategic collaboration to advance next-generation X-ray-based process control solutions for semiconductor manufacturing

Wilmington, Mass., August 10, 2026 – Onto Innovation Inc. (NYSE: ONTO) today announced the successful closing of its previously announced acquisition of a 27% minority equity stake in Rigaku Holdings Corporation (“Rigaku”) from Atom Investment, L.P., an affiliate of Carlyle, for 113,078,356,600 billion yen, or approximately US$720 million. The investment deepens the strategic collaboration between the two companies, first announced in April 2026, to advance X-ray technologies for emerging applications in semiconductor manufacturing process control.

“As semiconductor innovation advances rely increasingly on more complex 3D architectures and exotic materials, our customers face growing challenges in understanding and controlling their most critical manufacturing processes,” said Mike Plisinski, chief executive officer of Onto Innovation. “We are excited by the initial success of our collaboration. This investment strengthens our partnership, accelerates innovation, and enhances our ability to provide more holistic process control solutions to support our customers as they introduce the next generation of semiconductor technologies into high-volume production.”

Onto Innovation will account for the investment under the fair value option method and will not consolidate Rigaku’s financial results. Onto Innovation will nominate a director to serve on Rigaku’s board.

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient.

Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization.

Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), including Onto Innovation’s belief regarding expanding needs for process control technologies, as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of the proposed investment in and strategic partnership with Rigaku; the Company’s timing and ability to repay its debt; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 3, 2026, and subsequent filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

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Source: Onto Innovation Inc.

ONTO-IC

Contacts:

Investor Relations:

Sidney Ho, +1 408.376.9163

sidney.ho@ontoinnovation.com